EXHIBIT 23.1.8

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2013, with respect to the balance sheet of ATEL Managing Member, LLC as of December 31, 2012, included in the Pre-Effective Amendment No. 3 to Registration Statement (No. 333-188924) on Form S-1 and Prospectus of ATEL 16, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

September 13, 2013